UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

eBay Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a letter sent to certain stockholders of eBay Inc.

June 4, 2026

Dear Stockholder:

Our company’s Annual Meeting of Stockholders is fast approaching—and we value the participation of ALL stockholders! We want to remind you that according to our latest records, your vote is not yet in the count.

Your Board of Directors unanimously recommends that you vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST proposal 4.

Please make sure your shares are represented. If you have not already done so, please vote TODAY via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided.

On behalf of eBay Inc., thank you for your support.

Sincerely,

/s/ Samantha Wellington

Samantha Wellington, Secretary

TIME IS SHORT—PLEASE VOTE TODAY!

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

1(877) 687-1873 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)